                                   EXHIBIT 4.4

                              CONVERSION AGREEMENT

         THIS AGREEMENT is entered into effective November ____, 1999, by and among SOLIGEN TECHNOLOGIES, INC., a Wyoming corporation (the "Company"), the undersigned holders ("Holders") of the Company's Series A Convertible Preferred Stock ("Series A Preferred").

                                    RECITALS

         WHEREAS, the Company proposes to complete a Series B Convertible Preferred Stock ("Series B Stock") and common stock warrant financing (the "Series B Financing"); and

         WHEREAS, certain of the Holders and other parties advised by ICM Asset Management, Inc. (collectively, the "Holder Parties") propose to invest a cumulative total of Two Hundred Fifty Thousand Dollars ($250,000) in the Series B Financing; and

         WHEREAS, in accordance with the terms of this Agreement, the Holders are willing to, among other things, convert all outstanding shares of the Company's Series A Preferred into the Company's Common Stock ("Common Stock") concurrent to the completion of the Series B Financing; and

         WHEREAS, notwithstanding the Holder Parties' investment in the Series B Financing, the Holders also desire (a) to waive their right to require the Company's compliance with the right of first refusal provisions set forth in
Section 2 of that certain Investor Rights Agreement, dated April 24, 1998, as amended by and among the Holders and the Company ("Investor Rights Agreement") in connection with the Series B Financing, and (b) to amend certain provisions of the Investor Rights Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, all parties hereto agree as follows:

                                    AGREEMENT

1.       CONVERSION.

         In accordance with Subsection 9(b)(iii) of the Company's Articles of Continuance, as amended, each Holder hereby gives notice of conversion of all of the shares of the Company's Series A Preferred now held by such Holder. The number of shares of Common Stock to be issued upon conversion ("Conversion Shares") is as set forth on SCHEDULE 1 attached hereto and incorporated herein by this reference. Such conversion shall be made effective concurrent with, and contingent upon, the completion of the Series B Financing. If the Series B Financing is not completed on or before December 15, 1999, then this conversion notice and request shall be deemed withdrawn and of no further force or effect.

2.       ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

         In consideration of the agreement of the Holders to convert as set forth in Section 1 above, the Company shall issue to each Holder, in addition to the shares issuable upon conversion of Series A Preferred, that number of additional shares of Common Stock set forth on SCHEDULE 1 attached hereto and included herein by this reference ("Additional Shares"). The date of issuance of the Additional Shares shall be the date on which the Series A Preferred are converted in accordance with this Agreement. The Additional Shares will be included in that certain Investor Rights Agreement dated November 24, 1999, by and between the Company and purchasers of Series B Stock in the Series B Financing.

3. REPRESENTATIONS AND WARRANTIES OF HOLDERS. Each Holder represents and warrants to the Company as follows:

         3.1 The Additional Shares will be acquired by the Holder for investment for the Holder's own account and not with a view to the distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in a manner contrary to the applicable federal and state securities laws.

         3.2 Each Holder is an investor in securities of companies in the development stage and qualifies as an "accredited investor" as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission ("SEC"). Each Holder is able to fend for itself in the transactions contemplated by this Agreement and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Additional Shares. Each Holder understands that the Additional Shares have not been registered under the applicable securities laws, or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions, and that the reliance of the Company on such exemptions is predicated upon the accuracy of the Holders' representations and warranties in this SECTION 3.

         3.3 Each Holder understands that the Additional Shares are characterized as "restricted securities" inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under applicable laws and regulations, such securities may be transferred or resold without registration only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described in
SECTION 4. In this connection, each Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the applicable securities laws.

         3.4 For purposes of the application of state securities laws, each Holder represents that it is a resident of the State of Washington.

4.       LEGENDS.

         The certificates evidencing the Additional Shares shall bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (ii) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (iii) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. AFTER THE PERIOD REQUIRED BY RULE 144(k) UNDER THE ACT, THIS LEGEND WILL BE CANCELED, AND A CERTIFICATE FREE FROM SUCH LEGEND ISSUED TO THE HOLDER HEREOF UPON COMPLIANCE WITH THE FOLLOWING
CONDITIONS: (a) SURRENDER OF THIS CERTIFICATE TO THIS CORPORATION IN THE MANNER AND AT THE PLACE DESIGNATED FOR CANCELLATION, (b) A REPRESENTATION BY THE HOLDER THAT IT HAS BENEFICIALLY HELD THE SECURITIES EVIDENCED BY THIS CERTIFICATE FOR NOT LESS THAN THE PERIOD REQUIRED BY RULE 144(k) UNDER THE ACT, AND THAT IT IS NOT, AND HAS NOT WITHIN THE PRECEDING 90 DAYS BEEN, AN "AFFILIATE" (AS THAT TERM IS DEFINED FOR PURPOSES OF RULE 144 UNDER THE ACT OR ANY SUCCESSOR RULE) OF THIS CORPORATION, AND (c) AN UNDERTAKING THAT IF AT ANY TIME THE HOLDER SHALL AGAIN BECOME AN AFFILIATE OR OTHERWISE CEASE TO ENJOY FREE TRANSFERABILITY OF SUCH SECURITIES UNDER RULE 144 EITHER BY REASON OF CHANGE OF CIRCUMSTANCE OR AMENDMENT OF RULE 144, IT SHALL FORTHWITH SURRENDER ANY UNLEGENDED CERTIFICATE(S) RECEIVED BY IT IN RESPECT OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE FOR IMPOSITION OF ANY APPROPRIATE LEGEND.

5.       WAIVER OF RIGHT OF FIRST REFUSAL COMPLIANCE.

         The Holders hereby waive their rights to require that the Company comply with the right of first refusal provisions set forth in Section 2 of the Investor Rights Agreement in connection with the Series B Financing.

6.       AMENDMENTS TO INVESTOR RIGHTS AGREEMENT.

         6.1 The Holders and the Company hereby amend the Investor Rights Agreement as follows:

                  6.1.1 Subsection 3(b)(ii) of the Investor Rights Agreement shall be amended by adding the following provision to the end of Subsection 3(b)(ii):

                  "PROVIDED, HOWEVER, that the aforementioned maximum cutback shall not apply to proposed Registrations pursuant to the exercise of demand registration rights by the holders of the Company's Series B Stock as described in Section 5.1 of the Investors Rights Agreement, dated as of November 24, 1999, by and among the Company, the Holders and the holders of the Company's Series B Stock."

                  6.1.2 Subsection 1(e) of the Investor Rights Agreement shall be amended by deleting the words "provided however" following the end of the first clause of such Subsection which ends with "distribution;", and by adding the following:

                  "PROVIDED, HOWEVER, that the shares of Common Stock referenced in this Section 1(e) that are eligible for sale under Rule 144 without volume restrictions shall not be treated as Registrable Securities hereunder; and PROVIDED FURTHER"

                  6.1.3 Section 6 of the Investor Rights Agreement shall be amended by deleting such provision in its entirety.

7.       CONSENT TO SERIES B FINANCING.

         The Holders hereby (a) consent to the Company's creation of the Company's Series B Stock and the rights and preferences thereof as described in the Amendment to the Company's Articles of Continuance; (b) approve the Series B Preferred Stock and Warrant Purchase Agreement, the Amendment to the Company's Articles of Continuance, the Series B Investor Rights Agreement and the Warrant Agreement, which are to be executed in connection with the Series B Financing (the "Series B Financing Documents"); and (c) approve the issuance of the Company's Series B Stock and Common Stock Warrants (the "Warrants") in connection with the Series B Financing, as well as any issuance of the Company's Common Stock upon conversion of the Series B Stock and the exercise of the Warrants.

8.       COUNTERPARTS - FACSIMILE SIGNATURES.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be considered duly executed and delivered by a party hereto when an electronic facsimile transmission of the signature page hereto and purporting to reflect the execution of such signature page by a representative of such party shall have been delivered by such party to the other parties hereto. Each party hereto agrees that if it executes this Agreement by delivery of a facsimile transmission of the signature pages as provided in the preceding sentence, it will thereafter deliver to each of the parties hereto duly executed original counterparts of such signature pages.

9.       APPLICABLE LAW; JURISDICTION AND VENUE.

         This Agreement shall for all purposes be governed by and construed in accordance with the laws of the State of Washington without regard to its conflicts of law principles. The parties hereto agree that venue for any dispute hereunder, or action on any obligation under this Agreement, shall be in Spokane County, Washington, and the parties hereto submit to the jurisdiction of the courts of the State of Washington for any dispute hereunder or action or obligation under this Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above-written.


                                    COMPANY:

                                    SOLIGEN TECHNOLOGIES, INC.

                                By:
                                    --------------------------------------
                                    SIGNATURE

                                    --------------------------------------
                                    PRINT NAME

                                    Title:
                                          --------------------------------


                                    HOLDERS:

                                    KOYAH LEVERAGE PARTNERS, L.P.

                                 By:
                                    --------------------------------------
                                    SIGNATURE

                                    --------------------------------------
                                    PRINT NAME

                                    Title:
                                          --------------------------------

                                    KOYAH PARTNERS, L.P.

                                 By:
                                    --------------------------------------
                                    SIGNATURE

                                    --------------------------------------
                                    PRINT NAME

                                    Title:
                                          --------------------------------

                                    ICM ASSET MANAGEMENT, INC.

                                 By:
                                    --------------------------------------
                                    SIGNATURE

                                    --------------------------------------
                                    PRINT NAME

                                    Title:
                                          --------------------------------

                                   SCHEDULE 1

CONVERSION SHARES:

         Koyah Leverage Partners, L.P.                1,469,696
         Koyah Partners, L.P.                           323,838
         ICM Asset Management, Inc.                     203,340
                                                      ---------
                  TOTAL CONVERSION SHARES:            2,023,874

ADDITIONAL SHARES:

         Koyah Leverage Partners, L.P.                  293,883
         Koyah Partners, L.P.                            64,755
         ICM Asset Management, Inc.                      46,059
                                                      ---------
                  TOTAL ADDITIONAL SHARES:              404,697